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                                                                     EXHIBIT 3.5


                          CERTIFICATE OF INCORPORATION

                                       of

                     FLORIDA AVIATION FUELING COMPANY, INC.
                     --------------------------------------

                                    * * * * *

         WE, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the Corporation Law, State of Florida, being Chapter 12 of the Florida Statutes, 1941, do hereby certify as follows:

         FIRST: The name of this corporation is

                      FLORIDA AVIATION FUELING COMPANY, INC

         SECOND: The general nature of the business or businesses to be carried on and conducted by the said corporation shall be:

              (a) To engage in, carry on, conduct, manage and transact any and every kind of business, as agent or a principal, having to do with, but not limited to, the purchasing, selling, distributing, supplying, furnishing, storing, receiving for storage, exchanging, transporting and testing petroleum products of every kind and character or any other substance or substances, materials or products of every kind and description whether or not consisting wholly of petroleum, or consisting partly of petroleum, or having a petroleum base, or consisting of substances, materials or products containing petroleum in any form or having a petroleum base, which are now used, known or hereafter known, invented or developed for use in or in connection with serial and other forms of transportation, propulsion, movement or navigation of all kinds.



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              (b) To design, promote, finance, build, construct, equip,
purchase, lease or otherwise acquire, own, maintain, improve, extend, operate, manage, mortgage, lease, sublease or dispose of and also to obtain and grant all rights, power, licenses, privileges, franchises and concessions with respect to or in connection with
                           (i) airports, airport terminals, airport
              administration buildings, stations, depots, railroad sidings, ramps, hangars, warehouses, storehouses, offices and office buildings, shops, stores, salesrooms, garages, parking areas, tank cars, tank trucks, waterways, channels or other bodies of water, pits;

                           (ii) aircraft landing fields, flying fields,
              aircrafts, seadromes, waterbases for the landing and take-off of aircraft, runways, aprons, aircraft service facilities, docks, mooring facilities, wharves, buildings, pipe lines, barges, barge unloading and piping facilities, pumps, meters, hose, hose reels, water separators, air releases, pipe miniloading loading racks; and

                           (iii) any and all other structures, buildings,
              facilities of every kind and character, machinery, equipment and appurtenances of any and every kind and character now necessary for or used, known or hereafter known, invented or developed for use for or in connection with the use of petroleum products of every kind and description or other substances, materials or products, in aerial or other transportation propulsion, movement or navigation.

              (c) To design, make, build, construct, manufacture, purchase, lease or otherwise acquire, hold, own, improve, repair, service, manage, operate, mortgage, sell, lease, sublease or otherwise dispose of and also to obtain and grant rights, powers licenses, privileges,




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franchises and concessions with respect to or in connection with any and every kind of substances, materials, products, equipment, device or facility now or hereafter necessary for or used or useful for or in connection with the use of petroleum products of every kind and description, or any other substances, materials, or products in aerial or other transportation, propulsion, movement and navigation.

              (d) To engage in, carry on, conduct, manage and transact, any and every kind of business having to do with transportation, loading, unloading, storage, and transfer services of any and every kind and character used or useful for or in connection with or in aid of the use or petroleum products of every kind and description or other substances, materials or products, in aerial or other transformation, propulsion or movement or navigation, including without limitations, the business of carrying, transporting, delivering, loading, unloading, steering or transferring, either as common carrier, contract carrier or otherwise, persons and property, by any vehicle or means of transportation or conveyance whether now known or hereafter invented or developed.

              (e) To buy, hold, own, mortgage, exchange, lease, rent, sell, convey and otherwise acquire, dispose of and deal in, operate, manage, improve and develop real property, improved and unimproved, and any interest therein, and buildings, fixtures and other structures therein, and personal property appurtenant thereto or connected therewith; to erect, construct and operate buildings, structures and works of every kind and description; and to reconstruct, renovate, alter, rehabilitate and improve buildings and structures and their appurtenances.

              (f) To make, manufacture, produce, purchase and otherwise acquire, hold, own, store, sell and otherwise dispose of, mortgage, pledge, export, import, receive on


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consignment or otherwise, all on behalf of itself or of others, and in any way deal in goods, wares, merchandise, commodities, and personal property of every kind, nature an description, and to act as manufacturers, importers, exporters, wholesalers, retailers, agents, sales agents, factors, brokers, commission merchants and concession brokers with respect thereto.

              (g) To purchase or otherwise acquire all or any part of the property, assets, rights, business and good will, and to undertake and assume all or any part of the duties, liabilities and obligations, of any person , firm, partnership, association, corporation or other legal entity and to pay for the same in cash, bonds, notes or other securities or obligations of the corporation or otherwise; to hold, utilize or in any manner dispose of all or any part of the property, assets, rights and business as acquired, and to exercise all powers necessary or convenient in and about the conduct, management and carrying on of all or any part of any such property, assets, rights and business.

              (h) To obtain or otherwise acquire from any person, firm, partnership, association, corporation or other legal entity, public or private, domestic or foreign, or from the government of any country, territory, state, municipality or of any political or administrative subdivision or department thereof, and to hold, own, use, exercise, exploit, dispose of and realize upon any and all powers, rights, privileges, immunities, franchises, guaranties, grants and concessions which the corporation may deem desirable; and to undertake and prosecute any business dependent thereon.

              (i) To apply for, obtain, register, purchase, lease or otherwise acquire, hold, own, exploit, operate, exercise, develop, manufacture under, introduce, sell, assign, lease, grant licenses in respect of or otherwise dispose of, pledge or otherwise give liens upon or against,


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invest, trade and deal in and with or otherwise turn to account and otherwise contract with reference to, letters patent, copyrights, trademarks and trade names, licenses with respect thereto, and any and all inventions, improvements, apparatus; appliances, procedures, formulae, certain or rights used in connection with or secured under patent or otherwise, whether of the United States of America or of any other government or country and to engage in, carry on conduct, manage and transact any business which may be deemed, directly or indirectly, to aid, effectuate or develop the name or any of them.

              (j) To make, enter into and perform contracts and arrangement of every kind and description for any lawful purpose with any person, firm, partnership, association, corporation or other legal entity, public or private, domestic or foreign, and with the government of any country, territory, state, municipality or of any political or administrative subdivision or department thereof.

              (k) To borrow and raise money for its corporate purposes and, without limit as to amount, to draw, make, accept, indorse, execute, issue and deliver promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments, obligations and evidences or indebtedness of any nature, and to secure the payment thereof and the interest thereon by mortgage upon or pledge, deed, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or hereafter acquired, and to sell, pledge or otherwise dispose of such bonds, debentures, notes or other obligations or evidences of indebtedness.

              (l) To subscribe for, purchase, borrow or otherwise acquire, own, hold, sell, lend, exchange, pledge, hypothecate or otherwise dispose of, inventory trade and deal in and with


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or otherwise realize upon, alone or in syndicates or otherwise in conjunction with others, stocks, bonds, debentures, notes, acceptances, bills of exchange, warrants or other securities made, created or issued by any person, firm, partnership, association, corporation, or other legal entity, public or private, domestic or foreign, or by the government of any country, territory, state, municipality or any political or administrative subdivision or department thereof, and any and all trust, participation or other certificates of or for, or receipts evidencing interest in, any such securities, in whole or in part, its own shares of stock, bonds, debentures, notes, evidences of indebtedness or other securities or to make payment therefor by any other lawful means; and , while the owner or holder of any such securities or of any interest therein, to possess and exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes.

              (m) To aid by loan, subsidy, guaranty or in any other lawful manner any person, firm, partnership, association, corporation or other legal entity, public or private, domestic or foreign; to guarantee the payment of dividends on any stock or the payment of the principal of, or interest on, any obligations issued or incurred by any such person, firm, partnership, association, corporation or other legal entity; to do any and all other acts and things for the enhancement, protection and preservation of any securities which are in any manner, directly or indirectly, owned, held or guaranteed by the corporation, and to do any and all acts and things designed to accomplish any such purpose; and to lend money on time or call loans, with or without collateral security therefor.

              (n) To guarantee or underwrite securities or obligations, contractual or otherwise, of any other person, firm partnership, association, corporation or other legal entity,



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public or private, domestic or foreign, and to indemnify or hold harmless such other person, firm, partnership, association, corporation or other legal entity, with or without consideration therefor and whether or not this corporation may be a creditor of or have an interest in any such person, firm, partnership, association, corporation or other legal entity, by reason of stock ownership or otherwise.

              (o) To purchase, hold, sell, transfer, reissue or cancel the shares of its own stock or any of its securities or other obligations or any rights therein; provided that it shall not use its funds or property for the purchase of shares of its own capital stock when such use would cause an impairment of its capital, except as otherwise permitted by law; and provided further, that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

              (p) To act as manager of any person, firm, partnership, corporation or other legal entity, or as a representative or agent thereof in any capacity (whether managing, operating, financial, insurance, purchasing, selling, advertising or otherwise), and, or any such manager, representative or agent, to develop, exploit, promote, conduct, manage, operate, improve, extend or liquidate nay of the business or property thereof, and to aid, conduct, manage, or operate any lawful enterprise in connection therewith; and, generally to act as agent, commission merchant or broker in and with respect to any and all kinds of service and property.

              (q) To make, enter into and perform any lawful contracts or arrangements for sharing of profits, union of interests, reciprocal concessions or cooperation with any person, firm, partnership, association, corporation or other legal entity, public or private, foreign or domestic, carrying on or proposing to carry on any business or transaction which this corporation is authorized to carry on expressly or by implication, or with the government of any country,


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territory, state, municipality or political or administrative subdivision or department thereof carrying on or proposing to carry on any such business or transaction.

              (r) To have and maintain one or more officers and to conduct and carry on any or all of its operations anywhere in the world.

              (s) To organize or cause to be organized under the laws of any country, territory, state or political or administrative subdivision or department thereof, any corporation or corporations for the purpose of accomplishing any or all of the objects for which this corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

              (t) To do any and all things herein set forth, to the same extent as a natural person might or could do as principal, factor, agent, contractor or otherwise, either alone or through or in conjunction with any other person, firm, partnership, association, corporation or other legal entity, and in any part of the world outside of the State of Florida, and, so far as permitted by law, within the said state; and, in general, to do all and everything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated; and to engage in any and all lawful business whatever, necessary or convenient in connection with, or incidental to, the exercise or attainment of any of the powers or purposes hereinbefore specified, excepting such as are forbidden by law.

              (u) The foregoing clauses shall be construed both as objects and powers, and the matters expressed in each clause shall, except as otherwise expressly provided, be in no way limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects and powers and the enumeration herein of any specific powers shall not be


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construed to limit or restrict in any manner the exercise by the corporation of the general powers now or hereafter conferred upon corporations by the laws of the State of Florida, nor shall expression of one thing be deemed to exclude another of like nature but not expressed.

              THIRD: The maximum number of shares which may be issued by the corporation is one hundred (100), of the par value of One Hundred Dollars ($100) each.

              FOURTH: The corporation will begin business with not less than Five Hundred Dollars ($500).

              FIFTH: The corporation is to have perpetual existence.

              SIXTH: The principal place of business of said corporation shall be the City of Miami, in the County of Dade.

              SEVENTH: The number of the directors shall be not less than three
(3) nor more than eight (8).

              EIGHTH: The names and post office addresses of the first Board of Directors, who shall hold office for one year or until their successors are elected and have qualified, are as follows:

         Names                            Post Office Addresses
         -----                            ---------------------

FOY D. JORDAN                  P.O. Box 155, Miami International Airport Branch,
                               Miami, Florida.

THOMAS R. GREEN                P.O. Box 155, Miami International Airport Branch,
                               Miami, Florida.

HENRY O. FRAAD                 350 Fifth Avenue, New York 1, New York

DANIEL FRAAD, JR.              350 Fifth Avenue, New York 1, New York



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              NINTH: The names and post office addresses of the subscribers to the capital stock and the number of shares subscribed for by each are as follows:

                                                                        No. of
    Names                   Post Office Addresses                       Shares
    -----                   ---------------------                       ------

EVE SHEPPARD                37 Wall Street, New York, N.Y.              One (1)

LOUIS A. WEINTRAUB          37 Wall Street, New York, N.Y.              One (1)

MILTON WINE                 37 Wall Street, New York, N.Y.              One (1)

              TENTH: The directors and stockholders shall have power to hold their meetings and to have one or more offices and to keep the books of the corporation (except the original or a duplicate stock ledger) outside of the State of Florida, at such place or places as from time to time may be designated by the By-Laws or by resolution of the Board.

              The directors shall also have power, without the assent or vote of the stockholders, to make and alter By-Laws of the corporation; to fix the times for the declaration and payment of dividends; to fix and vary the amount to be reserved as working capital; and to determine the use and disposition of any surplus or net profits over and above the capital stock paid in.

              No director shall be disqualified from voting or acting on behalf of the corporation in contracting with any other corporation or in which he may be a director or a stockholder, nor shall nay director of the corporation be disqualified from voting or acting in its behalf by reason of any personal interest.



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              IN WITNESS WHEREOF, we, the undersigned, being each of the original subscribers to capital stock hereinbefore named, have hereunto set our hands and seals, the 11th day of October, 1951.



                                        /s/ Eve Sheppard           (L.S.)
                                        ---------------------------

                                        /s/ Milton Wine
                                        ---------------------------(L.S.)

                                        /s/ Louis A. Weintraub
                                        ---------------------------(L.S.)

IN PRESENCE OF:



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